GLOBAL-LINK ENTERPRISES, INC.

                                   EXHIBIT #3

              Articles of Incorporation and By-Laws of the Company

           FILED
    IN THE OFFICE OF THE
 SECRETARY OF STATE OF THE
      STATE OF NEVADA
        NOV 20,1998
       NO. C27233-98
      /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE


                            ARTICLES OF INCORPORATION
                                       OF

                          Global-Link Enterprises, Inc.

1.       Name of Company:

                          Global-Link Enterprises, Inc.

2.       Resident Agent:

               The resident agent       Nevada Internet Corporation Enterprises
               of the Company is:       3110 S. Valley View, Suite 105
                                        Las Vegas, Nevada 89102

3.       Board of Directors:

               The Company shall initially have one director (1) who is James C. Frans; 3633 Camino del Rio South, #107; San Diego, CA 92108. This individual shall serve as director until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation.

4.       Authorized Shares:

               The aggregate number of shares which the corporation shall have authority to issue shall consist of 20,000,000 shares of Common Stock having a
S.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

5.       Preemptive Rights and Assessment of Shares:

               Holders of Common Stock or Preferred Stock of the corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued, and convertible into shares of the corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

               The Common Stock of the Corporation, after the amount of the subscription price has been fully paid in, in money, property or services, as the directors shall determine, shall not be subject to assessment to pays the debts of the corporation, nor for any other purpose, and no Common Stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended to provide for such assessment.

Incorporation Continued
6.       Directors' and Officers' Liability

               A director or officer of the corporation shall not be personally liable to Us corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

7.       Indemnity

               Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he -or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil. suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

               Without limiting the application of the foregoing, the Board of Directors may adopt ByLaws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer

8.       Amendments

               Subject at all times to the express provisions of Section 5 on the Assessment of Shares, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation or said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

9.       Power of Directors

               In furtherance, and not in limitation of those powers confer-red by statute, the Board of Directors is expressly authorized:

               (a) Subject to the By-Laws, if any, adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

Incorporation Continued
               (b) To authorize and caused to be executed mortgages and liens,. with or without limitations as to amount, upon the real and personal property of the corporation;

               (c)  To  authorize  the  guaranty  by  the   corporation  of  the
securities,   evidences  of  indebtedness  and  obligations  of  other  persons, corporations or business entities;

               (d) To set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

               (e) By resolution adopted by the majority of the whole board, to designate one or more committees to consist of one or more directors of the of the corporation, which, to the extent provided on the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

               All the corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

               IN WITNESS WHBEREOF, I hereunder set my hand this Thursday, November 19, 1998, hereby declaring and certifying that the facts stated hereinabove are true.

Signature of Incorporator

Name:          Thomas C. Cook, Esq.
Address:       3110 S. Valley View, Suite 105
               Las Vegas, Nevada 89102

Signature: /s/ Thomas Cook
          ----------------

State of Nevada  )
County of Clark  )
                                                                NOTARY PUBLIC
This instrument was acknowledged before me on                  STATE OF NEVADA
November 19,1998 by Thomas C. Cook.                            County of Clark
                                                                NANETTE RICHKO
                                            No:96-22488-1
                                            My Appointment Expires Apr. 10, 2000

         /s/ Nanette Richko
         -----------------------
         Notary Public Signature


Certificate of Acceptance of Appointment as Resident Agent: I, TED D. CAMPBELL II, as a principal of Nevada Internet Corporation Enterprises ("NICE"), hereby accept appointment of NICE as the resident agent for the above referenced company.

              Signature:/s/ Ted K. Campbell II
                        ----------------------
                        Ted D. Campbell II

                               SECRETARY OF STATE


                     THE GREAT SEAL OF THE STATE OF NEVADA

                               CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that GLOBAL-LINK ENTERPRISES, INC. did on NOVEMBER 20, 1998, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                                        IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on NOVEMBER 20, 1998.





                                        /s/ Dean Heller

                                        Secretary of State


                                 By     /s/ Angela Warwok

                                        Certification Clerk